Exhibit 99.1

1st MARINER REPORTS 3rd Quarter 2009 results

Assets, deposits, and revenue rise as asset quality begins to improve

Non-performing assets decline compared with 2nd quarter 2009

BALTIMORE, Oct. 30 /PRNewswire-FirstCall/ — 1st Mariner Bancorp (Nasdaq: FMAR), parent company of 1st Mariner Bank, reported today a net loss for the third quarter of 2009 totaling $12.956 million or -$2.01 per share. Primarily due to the previously announced agreement to sell Mariner Finance, a wholly owned subsidiary, which totaled $10.584 million.  The proceeds of this sale will be utilized in the recapitalization plan for Bancorp's primary subsidiary, 1st Mariner Bank. While the sale of Mariner Finance is anticipated to close in the fourth quarter, accounting rules require the company to record an impairment charge as of September 30, 2009 to reduce the carrying amount of its investment in Mariner Finance to the amount expected to be paid at closing.  Effective with the third quarter of 2009, the Company's current and previous income statements will be adjusted to reflect the results of operations of Mariner Finance as "discontinued operations" in accordance with Generally Accepted Accounting Principles.

First Mariner's loss from continuing operations totaled $3.146 million for the third quarter, of 2009 or $-.49 per share, compared to a loss of $2.780 million on the third quarter of 2008.  The third quarter of 2009 reflected strong revenue from mortgage banking operations, higher costs for problem loans and increased expense for deposit insurance.

Edwin F. Hale, Sr., 1st Mariner's chairman and chief executive officer, said, "While the sale of Mariner Finance negatively impacted our third quarter results, the proceeds to be generated from the sale are expected to provide a key step to increasing regulatory capital ratios of First Mariner Bank, and move us significantly closer to achieving compliance with our target capital levels.  As we move into the fourth quarter we are identifying additional sources of capital, both internal and external, to fully comply with regulatory capital requirements."

Mr. Hale continued "We experienced some improvement in asset quality in the quarter as our nonperforming assets, and loans past due 90 days or more declined from $79.332 million at June 30, 2009 to $74.516 million.  Nonperforming asset levels have declined for two consecutive quarters. We are completely focused on bringing the company back to profitability and shedding problem assets."

Operating Summary

The net loss for the third quarter of 2009 included $3.774 million credit-related charges to earnings, including a $2.100 million provision for loan losses, and $1.674 million in expenses related to foreclosed properties. Additionally, there was a one-time charge of $10.584 million related to the planned sale of Mariner Finance. As noted above, all current and previous comparative income statement results will be adjusted to exclude in the various income statement revenues and expenses of Mariner Finance and consolidate these results into one line item titled "Discontinued Operations"

•
Total revenue for the 3rd quarter 2009 was $13.677 million, an increase of $1.278 million, or 10.32%, over the 3rd quarter of 2008. This increase was driven primarily by higher mortgage banking revenue.

•
Net interest margin for the 3rd quarter of 2009 was 2.30% a decrease of 42 basis points from 2.72% in the 3rd quarter of 2008. The decline reflects an increase in average interest bearing deposits of $171.330 million, or 21.2%, and a decrease in average non-interest bearing deposits of $12.048 million, or 9.2%, and a higher level of non-performing assets compared to the same quarter last year.

•	Average earning assets grew by $112.009 million, or 10.8%, compared with last year's 3rd quarter, reflecting growth in portfolio loans, loans held for sale, and interest bearing deposits.

•
The provision for loan losses totaled $2.100 million for the 3rd quarter of 2009, a decrease of 5% from the provision of $2.200 million in the corresponding quarter last year.   The allowance for loans losses in the third quarter was $11.054 million, a decrease of 27% over the prior year's figure of $15.195 million. The decrease was primarily attributable to the exclusion of the $4.935 million allowance for loan losses related to Mariner Finance's loan portfolio. As a percentage of total loans outstanding, the allowance was 1.23% as of September 30, 2009, and 1.62% as of September 30, 2008. Non-performing assets and loans past due 90 days or more totaled $79.322 million at June 30, 2009 and $74.516 million at September 30, 2009.  This is reflective of improvements in asset quality, the resolution of troubled loans, and sales of the other real estate owned.

•
Non-interest income increased by $1.747 million, or 34%, for the 3rd quarter of 2009 primarily due to higher mortgage banking volume and revenues. Service charges and ATM fees decreased $306 thousand when compared to September 30, 2008. Income from trading assets and borrowings increased by $875 thousand, primarily resulting from gains on improved valuations of liabilities held at fair value.

•
Non-interest expenses increased $2.492 million, or 16%, in the 3rd quarter of 2009 when compared to the corresponding period last year.  Expenses incurred for the write-down or sales of foreclosed properties increased by $642 thousand, with $1.674 being incurred in the 3rd quarter of 2009, versus $1.032 million in the same period of 2008.  Professional services fees, including legal fees incurred as a result of loan work outs and foreclosed property sales and the sale of Next Generation Financial Services, were $961 thousand for the 3rd quarter, an increase of $707 thousand when compared with the 3rd quarter of 2008. Salary and benefits increased due to higher mortgage origination incentives.

Comparing balance sheet data as of September 30, 2009 and 2008, total assets increased to $1.410 billion, 11% over the prior year's $1.276 billion.

•
Total loans outstanding were $900 million as of September 30, 2009, a decrease of $40 million, or 4%, when compared with the 3rd quarter of 2008. The decrease is attributable to the exclusion of the assets of Mariner Finance in 2009, which are now classified as assets held for sale. Residential mortgage loans grew by $37.900 million, while residential construction loans declined by $38.561 million. The commercial loan portfolio increased by $41.357 million, or 8%, quarter-to-quarter primarily as a result of a decrease in commercial loan payoffs.

•
Total deposits grew to $1.078 billion as of September 30, 2009, compared with $910 million in the year earlier quarter. Certificates of deposit were the primary leader in the overall increase in deposits, growing 33% to $733 million as of September 30, 2009. Non-interest bearing checking accounts decreased $1.3 million, NOW accounts declined $3.2 million, and money market accounts decreased $10.7 million.

•
Stockholders' Equity was $29.435 million as of September 30, 2009, resulting in a book value per share of $4.56, a decrease of $4.25, compared with a book value of $8.81 at September 30, 2008. Capital Ratios at September 30, 2009 for First Mariner Bank were as follows: Leverage Ratio = 5.4%; Tier 1 risk-based ratio = 6.7% Total Capital Ratio = 8.4%.  Management expects these ratios to be positively impacted in the fourth quarter by the proceeds to be received from the sale of Mariner Finance will be contributed to First Mariner Bank simultaneously with the close.  As of September 30, 2009 capital ratios for 1st Mariner Bank continue to exceed minimum requirement levels under current regulatory definitions.

1st Mariner Bancorp is a bank holding company with total assets of $1.410 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.293 billion, operates 24 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, the City of Baltimore, and Shrewsbury, Pennsylvania.  1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore County.  Mariner Finance, LLC, with total assets $109 million, is a consumer finance subsidiary that currently operates branches in Maryland, Delaware, Virginia, New Jersey, and Tennessee.  1st Mariner Bancorp's common stock is traded on the NASDAQ National Market under the symbol "FMAR".  1st Mariner's Web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company's actual results could differ materially from management's expectations.  Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company's business, its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

	As of or for the three months ended
	September 30,
	2009	2008	$ Change	% Change
Summary of Earnings:
Net interest income	$6,738	$7,207	(469)	-7%
Provision for loan losses	2,100	2,200	(100)	-5%
Noninterest income	6,939	5,192	1,747	34%
Noninterest expense	18,016	15,524	2,492	16%
Loss before income taxes	(6,439)	(5,325)	(1,114)	21%
Income tax benefit	(3,293)	(2,545)	(748)	29%
Net loss - Continuing Operations	(3,146)	(2,780)	(366)	-13%
Discontinued Operations - Mariner Finance (1)	(9,810)	499	(10,309)	-2066%
Net Loss	(12,956)	(2,281)	(10,675)	-468%

Profitability and Productivity:
Return on average assets	-3.56%	-0.76%	-	-371%
Return on average equity	-121.29%	-21.36%	-	-468%
Net interest margin	2.30%	2.72%	-	-15%
Net overhead ratio	3.06%	3.94%	-	-22%
Efficiency ratio	131.04%	118.11%	-	11%
Mortgage loan production	305,928	295,573	10,355	4%
Average deposits per branch	44,974	36,391	8,584	24%

Per Share Data:
Basic earnings per share - Continuing Operations	$(0.49)	$(0.44)	(0.05)	-12%
Diluted earnings per share - Continuing Operations	$(0.49)	$(0.44)	(0.05)	-12%
Basic earnings per share - Discontinued Operations	$(1.52)	$0.08	(1.60)	-2046%
Diluted earnings per share - Discontinued Operations	$(1.52)	$0.08	(1.60)	-2046%
Basic earnings per share	$(2.01)	$(0.36)	(1.65)	-462%
Diluted earnings per share	$(2.01)	$(0.36)	(1.65)	-462%
Book value per share	$4.56	$8.81	(4.25)	-48%
Number of shares outstanding	6,452,631	6,452,775	(144)	0%
Average basic number of shares	6,452,631	6,388,109	64,522	1%
Average diluted number of shares	6,452,631	6,388,109	64,522	1%

Summary of Financial Condition:
At Period End:
Assets	$1,410,427	$1,276,336	134,091	11%
Investment Securities	41,805	60,895	(19,090)	-31%
Loans	899,627	939,592	(39,965)	-4%
Deposits	1,079,379	909,764	169,615	19%
Borrowings and repurchase agreements	123,795	224,762	(100,967)	-45%
Stockholders' equity	29,435	56,831	(27,396)	-48%

Average for the period:
Assets	$1,442,088	$1,196,429	245,659	21%
Investment Securities	50,975	79,882	(28,907)	-36%
Loans	888,658	840,616	48,042	6%
Deposits	1,098,333	939,051	159,282	17%
Borrowings and repurchase agreements	208,944	209,169	(225)	0%
Stockholders' equity	42,378	42,366	12	0%

Capital Ratios At Period End: First Mariner Bank Leverage	5.4%	6.3%	-	-14%
Tier 1 Capital to risk weighted assets	6.7%	7.4%	-	-9%
Total Capital to risk weighted assets	8.4%	13.3%	-	-37%

Asset Quality Statistics and Ratios:
Net Chargeoffs	2,576	2,446	130	5%
Non-performing assets	54,357	55,702	(1,345)	-2%
90 Days or more delinquent loans	20,159	11,643	8,516	73%
Annualized net chargeoffs to average loans	1.16%	1.16%	-	0%
Non-performing assets to total assets	3.85%	4.36%	-	-12%
90 Days or more delinquent loans to total loans	2.24%	1.24%	-	81%
Allowance for loan losses to total loans	1.23%	1.62%	-	-24%

(1) All results of operations related to Mariner Finance are presented separately as Discontinued Operations above.

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

	As of or for the nine months ended
	September 30,
	2009	2008	$ Change	% Change
Summary of Earnings:
Net interest income	$19,438	$22,719	(3,281)	-14%
Provision for loan losses	8,360	6,700	1,660	25%
Noninterest income	22,189	15,948	6,241	39%
Noninterest expense	50,875	46,413	4,462	10%
Loss before income taxes	(17,608)	(14,446)	(3,162)	22%
Income tax benefit	(8,108)	(7,081)	(1,027)	15%
Net loss – Continuing Operations	(9,500)	(7,365)	(2,135)	29%
Discontinued Operations – Mariner Finance (1)	(8,966)	1,337	(10,303)	-771%
Net Loss	(18,466)	(6,028)	(12,438)	206%

Profitability and Productivity:
Return on average assets	-1.77%	-0.68%	-	-161%
Return on average equity	-53.82%	-17.25%	-	-212%
Net interest margin	2.24%	2.90%	-	-23%
Net overhead ratio	2.58%	3.37%	-	-24%
Efficiency ratio	116.95%	117.76%	-	-1%
Mortgage loan production	1,385,448	1,072,783	312,665	29%
Average deposits per branch	44,974	36,391	8,584	24%

Per Share Data:
Basic earnings per share - Continuing Operations	$(1.47)	$(1.16)	(0.32)	-27%
Diluted earnings per share – Continuing Operations	$(1.47)	$(1.16)	(0.32)	-27%
Basic earnings per share - Discontinued Operations	$(1.39)	$0.21	(1.60)	-762%
Diluted earnings per share - Discontinued Operations	$(1.39)	$0.21	(1.60)	-762%
Basic earnings per share	$(2.86)	$(0.95)	(1.92)	-202%
Diluted earnings per share	$(2.86)	$(0.95)	(1.92)	-202%
Book value per share	$4.56	$8.81	(4.25)	-48%
Number of shares outstanding	6,452,631	6,452,775	(144)	0%
Average basic number of shares	6,452,631	6,368,985	83,646	1%
Average diluted number of shares	6,452,631	6,368,985	83,646	1%
Summary of Financial Condition:
At Period End:
Assets	$1,410,427	$1,276,336	134,091	11%
Trading and available for sale securities	41,805	60,895	(19,090)	-31%
Loans	899,627	939,592	(39,965)	-4%
Deposits	1,079,379	909,764	169,615	19%
Borrowings	123,795	224,762	(100,967)	-45%
Stockholders' equity	29,435	56,831	(27,396)	-48%

Average for the period:
Assets	$1,391,780	$1,187,265	204,515	17%
Trading and available for sale securities	50,998	80,756	(29,758)	-37%
Loans	884,771	804,975	79,796	10%
Deposits	1,038,648	928,575	110,073	12%
Borrowings	214,600	205,098	9,502	5%
Stockholders' equity	45,871	46,678	(807)	-2%

Capital Ratios At Period End: First Mariner Bank Leverage	5.4%	6.3%	-	-14%
Tier 1 Capital to risk weighted assets	6.7%	7.4%	-	-9%
Total Capital to risk weighted assets	8.4%	13.3%	-	-37%

Asset Quality Statistics and Ratios:
Net Chargeoffs	9,451	7,019	2,432	35%
Non-performing assets	54,357	55,702	(1,345)	-2%
90 Days or more delinquent loans	20,159	11,643	8,516	73%
Annualized net chargeoffs to average loans	1.43%	1.16%	-	23%
Non-performing assets to total assets	3.85%	4.36%	-	-12%
90 Days or more delinquent loans to total loans	2.24%	1.24%	-	81%
Allowance for loan losses to total loans	1.23%	1.62%	-	-24%

(1) All results of operations related to Mariner Finance are presented separately as Discontinued Operations above.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of September 30,
	2009	2008	$ Change	% Change
Assets:
Cash and due from banks	$45,079	$25,241	19,838	79%
Interest-bearing deposits	55,087	50,310	4,777	9%
Available-for-sale investment securities, at fair value	30,526	48,701	(18,175)	-37%
Trading Securities	11,279	12,194	(915)	-8%
Loans held for sale	102,569	58,785	43,784	74%
Loans receivable	899,627	939,592	(39,965)	-4%
Allowance for loan losses	(11,054)	(15,195)	4,141	-27%
Loans, net	888,573	924,397	(35,824)	-4%
Other real estate owned	24,703	16,466	8,237	50%
Restricted stock investments, at cost	7,934	7,516	418	6%
Property and equipment	45,419	50,822	(5,403)	-11%
Accrued interest receivable	5,188	6,783	(1,595)	-24%
Deferred income taxes	22,542	14,278	8,264	58%
Bank owned life insurance	34,402	36,062	(1,660)	-5%
Assets Held For Sale -Mariner Finance (1)	101,048	-	101,048	N/A
Prepaid expenses and other assets	36,078	24,781	11,297	46%
Total Assets	$1,410,427	$1,276,336	134,091	11%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,079,379	$909,764	169,615	19%
Borrowings	123,795	224,762	(100,967)	-45%
Junior subordinated deferrable interest debentures	73,724	73,724	-	0%
Liabilities related to assets held for sale (1)	90,076	-	90,076	100%
Accrued expenses and other liabilities	14,018	11,255	2,763	25%
Total Liabilities	1,380,992	1,219,505	161,487	13%

Stockholders' Equity
Common Stock	323	323	-	0%
Additional paid-in- capital	56,770	56,731	39	0%
Retained earnings	(22,803)	3,575	(26,378)	-738%
Accumulated other comprehensive loss	(4,855)	(3,798)	(1,057)	28%
Total Stockholders Equity	29,435	56,831	(27,396)	-48%
Total Liabilities and Stockholders' Equity	$1,410,427	$1,276,336	134,091	11%

(1)	All assets and liabilities of Mariner Finance are classified separately in 2009 as assets and liabilities held for sale.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three		For the nine
	months		months
	ended September 30,		ended September 30,
	2009	2008	2009	2008
Interest Income:
Investments and interest-bearing deposits	$776	$1,590	$2,356	$4,959
Loans	14,229	14,138	42,381	43,584
Total Interest Income	15,005	15,728	44,737	48,543

Interest Expense:
Deposits	6,289	6,038	18,977	18,213
Borrowings and repurchase agreements	1,978	2,483	6,322	7,611
Total Interest Expense	8,267	8,521	25,299	25,824

Net Interest Income Before
Provision for Loan Losses	6,738	7,207	19,438	22,719

Provision for Loan Losses	2,100	2,200	8,360	6,700

Net Interest Income After Provision for Loan Losses	4,638	5,007	11,078	16,019

Noninterest Income:
Service fees on deposits	1,353	1,644	3,992	4,767
ATM Fees	789	804	2,300	2,409
Gains on sales of mortgage loans	2,728	1,922	9,552	3,686
Other mortgage banking revenue	715	502	3,204	2,140
(Loss)/gain on sales of investment securities, net	(71)	(745)	(1,876)	(745)
Commissions on sales of nondeposit investment products	156	181	423	696
Commissions on sales of other insurance products	-	-	-	-
Income from bank owned life insurance	333	385	1,005	1,131
Income (loss) on trading assets and liabilities	801	(74)	2,239	(74)
Other	135	573	1,350	1,938
Total Noninterest Income	6,939	5,192	22,189	15,948
Noninterest Expense:
Salaries and employee benefits	7,543	7,039	19,681	21,429
Occupancy	2,219	2,375	6,809	6,897
Furniture, fixtures and equipment	685	856	2,296	2,568
Advertising	140	134	731	722
Data Processing	450	538	1,422	1,601
Professional services	961	254	2,419	999
Costs of other real estate owned	1,674	1,032	5,670	2,730
Valuation and secondary marketing reserves	-	28	-	262
FDIC Insurance	903	191	2,411	563
Other	3,441	3,077	9,436	8,642
Total Noninterest Expense	18,016	15,524	50,875	46,413

Loss Before Income Taxes	(6,439)	(5,325)	(17,608)	(14,446)

Income Tax Benefit	(3,293)	(2,545)	(8,108)	(7,081)

Net Loss From Continuing Operations	$(3,146)	$(2,780)	$(9,500)	$(7,365)

Discontinued Operations - Mariner Finance (1)	$(9,810)	$499	$(8,966)	$1,337

Net Loss	$(12,956)	$(2,281)	$(18,466)	$(6,028)

(1)	All results of operations related to Mariner Finance are presented separately as Discontinued Operations above.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three months ended September 30,
	2009		2008
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$84,166	5.44%	$78,616	5.45%
Comm/Res Construction	99,866	5.21%	114,498	5.40%
Commercial Mortgages	343,483	6.54%	316,848	7.26%
Residential Constr – Cons	54,823	6.04%	90,749	5.52%
Residential Mortgages	155,257	5.94%	103,351	6.05%
Consumer	151,063	4.59%	136,554	5.90%
Total Loans	888,658	5.82%	840,616	6.28%

Loans held for sale	85,568	5.16%	47,649	6.21%
Trading and available for sale securities, at fair value	50,975	5.66%	79,882	6.24%
Interest bearing deposits	117,878	0.11%	64,302	1.85%
Restricted stock investments, at cost	7,934	1.18%	6,555	2.88%

Total earning assets	1,151,013	5.15%	1,039,004	5.98%

Allowance for loan losses	(11,720)		(10,527)
Cash and other non earning assets	302,795		167,952

Total Assets	$1,442,088		$1,196,429

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	6,471	0.61%	13,683	0.69%
Savings deposits	56,570	0.32%	56,100	0.33%
Money market deposits	170,445	0.86%	190,849	1.29%
Time deposits	746,575	3.12%	548,098	3.88%
Total interest bearing deposits	980,060	2.55%	808,730	2.97%

Borrowings	208,944	3.76%	209,169	4.72%

Total interest bearing liabilities	1,189,004	2.76%	1,017,899	3.33%

Noninterest bearing demand deposits	118,273		130,321
Other liabilities	92,433		5,843
Stockholders' Equity	42,378		42,366

Total Liabilities and Stockholders' Equity	$1,442,088		$1,196,429

Net Interest Spread		2.39%		2.65%

Net Interest Margin		2.30%		2.72%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the nine months ended September 30,
	2009		2008
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$86,525	5.49%	$79,067	6.01%
Comm/Res Construction	102,838	5.16%	118,514	6.27%
Commercial Mortgages	332,743	6.66%	292,569	7.46%
Residential Constr – Cons	62,101	5.47%	91,423	6.68%
Residential Mortgages	149,347	5.92%	93,653	6.00%
Consumer	151,217	4.47%	129,749	6.23%
Total Loans	884,771	5.79%	804,975	6.69%

Loans held for sale	93,255	5.13%	65,576	5.78%
Trading and available for sale securities, at fair value	50,998	5.95%	80,756	5.84%
Interest bearing deposits	78,641	0.12%	69,559	2.30%
Restricted stock investments, at cost	7,714	0.11%	6,161	4.75%

Total earning assets	1,115,379	5.30%	1,027,027	6.25%

Allowance for loan losses	(12,121)		(9,888)
Cash and other non earning assets	288,522		170,126

Total Assets	$1,391,780		$1,187,265

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	6,661	0.64%	15,450	0.53%
Savings deposits	55,656	0.34%	55,724	0.33%
Money market deposits	162,675	0.84%	222,195	1.54%
Time deposits	697,013	3.45%	499,553	4.13%
Total interest bearing deposits	922,005	2.78%	792,922	3.07%

Borrowings	214,600	3.98%	205,098	4.96%

Total interest bearing liabilities	1,136,605	3.01%	998,020	3.46%

Noninterest bearing demand deposits	116,643		135,653
Other liabilities	92,661		6,914
Stockholders' Equity	45,871		46,678

Total Liabilities and Stockholders' Equity	$1,391,780		$1,187,265

Net Interest Spread		2.29%		2.79%

Net Interest Margin		2.24%		2.90%

CONTACT: Mark A. Keidel - EVP/COO, +1-410-558-4281